Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended March 31, 2026 and Declaration of Distributions on Common Stock for the Months Ending July 31, August 31, and September 30, 2026.

GREENWICH, CT – 4/29/2026 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQG) (NasdaqGS: OXSQH) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended March 31, 2026.

•	On April 27, 2026, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
July 31, 2026	July 17, 2026	July 31, 2026	$0.035
August 31, 2026	August 17, 2026	August 31, 2026	$0.035
September 30, 2026	September 16, 2026	September 30, 2026	$0.035

•	Net asset value (“NAV”) per share as of March 31, 2026 stood at $1.32, compared with a NAV per share on December 31, 2025 of $1.69.

•	Net investment income (“NII”) was approximately $4.1 million, or $0.05 per share, for the quarter ended March 31, 2026, compared with approximately $5.4 million, or $0.07 per share, for the quarter ended December 31, 2025.

•	Total investment income for the quarter ended March 31, 2026 amounted to approximately $8.9 million, compared with approximately $10.4 million for the quarter ended December 31, 2025.

o	For the quarter ended March 31, 2026 we recorded investment income from our portfolio as follows:

▪	$5.1 million from our debt investments;

▪	$3.2 million from our CLO equity investments; and

▪	$0.6 million from other income.

•	Our total expenses for the quarter ended March 31, 2026 were approximately $4.8 million, compared with total expenses of approximately $5.0 million for the quarter ended December 31, 2025.

•	As of March 31, 2026, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 14.7% at current cost, compared with 14.5% as of December 31, 2025;

o	The weighted average effective yield of our CLO equity investments at current cost was 7.3%, compared with 8.6% as of December 31, 2025;

o	The weighted average cash distribution yield of our cash income producing senior secured note investments at current cost was 8.0%, compared with 9.5% as of December 31, 2025; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 13.6%, compared with 14.2% as of December 31, 2025.

•	For the quarter ended March 31, 2026, we recorded a net decrease in net assets resulting from operations of approximately $25.5 million, consisting of:

o	NII of approximately $4.1 million;

o	Net realized losses of approximately $30.7 million; and

o	Net unrealized appreciation of approximately $1.1 million.

•	During the first quarter of 2026, our investment activity consisted of purchases of approximately $15.8 million and repayments of approximately $0.4 million. No sales were made during the quarter.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.4 based on total principal amount as of March 31, 2026, compared with a weighted average credit rating of 2.2 based on total fair value and 2.3 based on total principal amount as of December 31, 2025.

•	As of March 31, 2026, we had one debt investment on non-accrual status, with a fair value of approximately $3.5 million. Also, as of March 31, 2026, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $5.2 million.

•	For the quarter ended March 31, 2026, we issued a total of approximately 7.2 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $12.3 million. As of March 31, 2026, we had approximately 93.4 million shares of common stock outstanding.

We will hold a conference call to discuss first quarter results today, Wednesday, April 29th, 2026 at 9:00 AM ET. The toll-free dial-in number is 1-800-715-9871, access code number 2511724. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-800-770-2030. The replay pass-code is 2511724#.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $372,980,864 and $390,403,599, respectively)	$235,372,463	$251,731,345
Cash equivalents (cost of $40,637,084 and $51,236,068, respectively)	40,637,084	51,236,068
Cash	287,628	698,579
Interest and distributions receivable	1,531,132	2,002,161
Other assets	1,029,174	1,070,958
Total assets	$278,857,481	$306,739,111
LIABILITIES
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $901,010 and $996,075 respectively	$79,598,990	$79,503,925
Notes payable – 7.75% Unsecured Notes, net of deferred issuance costs of $2,480,628 and $2,621,662 respectively	72,269,372	72,128,338
Securities purchased not settled	—	5,944,969
Accrued interest payable	1,703,438	1,703,438
Accrued expenses	1,030,008	1,017,581
Base Fee and Net Investment Income Incentive Fee payable to affiliate	990,631	1,036,058
Total liabilities	155,592,439	161,334,309

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 93,449,336 and 86,060,964 shares issued and outstanding, respectively	934,494	860,610
Capital in excess of par value	535,621,842	523,040,484
Total distributable earnings/(accumulated losses)	(413,291,294)	(378,496,292)
Total net assets	123,265,042	145,404,802
Total liabilities and net assets	$278,857,481	$306,739,111
Net asset value per common share	$1.32	$1.69

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments(1)	$4,318,750	$4,826,404
Interest income – debt investments – payment-in-kind (“PIK”)(1)	786,922	708,351
Income from securitization vehicles and investments	3,224,198	3,956,053
Other income	612,808	670,242
Total investment income from non-affiliated/non-control investments	8,942,678	10,161,050
Total investment income	8,942,678	10,161,050
EXPENSES
Interest expense	2,791,255	1,959,287
Base Fee	990,631	1,058,785
Professional fees	346,627	323,452
Compensation expense	246,930	239,577
General and administrative	312,666	355,259
Excise tax	104,778	120,816
Total expenses before incentive fees	4,792,887	4,057,176
Net Investment Income Incentive Fees	—	—
Total incentive fees	—	—
Total expenses	4,792,887	4,057,176
Net investment income	4,149,791	6,103,874
NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) AND REALIZED LOSSES ON INVESTMENT TRANSACTIONS
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	1,063,853	(1,366,018)
Affiliated investments	—	(700,878)
Total net change in unrealized appreciation/(depreciation) on investments	1,063,853	(2,066,896)
Net realized losses:
Non-affiliated/non-control investments	(30,738,465)	(12,158,495)
Total net realized losses	(30,738,465)	(12,158,495)
Net change in unrealized and realized losses	(29,674,612)	(14,225,391)
Net decrease in net assets resulting from operations	$(25,524,821)	$(8,121,517)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.05	$0.09
Net decrease in net assets resulting from operations per common share (Basic and Diluted):	$(0.29)	$(0.12)
Weighted average shares of common stock outstanding (Basic and Diluted):	88,278,112	69,984,752
Distributions per share	$0.105	$0.105

(1) Change in prior period was made to conform to the current period presentation.

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Per Share Data
Net asset value at beginning of period	$1.69	$2.30
Net investment income(1)	0.05	0.09
Net realized and unrealized losses(2)	(0.31)	(0.20)
Net decrease in net asset value from operations	(0.26)	(0.11)
Distributions per share from net investment income	(0.11)	(0.11)
Tax return of capital distributions(3)	—	—
Total distributions	(0.11)	(0.11)
Effect of shares issued	0.00	0.01
Net asset value at end of period	$1.32	$2.09
Per share market value at beginning of period	$1.76	$2.44
Per share market value at end of period	$1.77	$2.61
Total return based on Market Value(4)	6.87%	11.39%
Total return based on Net Asset Value(5)	(15.68)%	(4.57)%
Shares outstanding at end of period	93,449,336	71,187,166

Ratios/Supplemental Data
Net assets at end of period (000’s)	$123,265	$148,882
Average net assets (000’s)	$131,833	$153,493
Ratio of expenses to average net assets(6)	14.54%	10.57%
Ratio of expenses, excluding interest expense to average net assets(6)	6.07%	5.47%
Ratio of net investment income to average net assets(6)	12.59%	15.91%
Portfolio turnover rate(7)	0.16%	6.26%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized losses include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.

(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date investment sales and debt repayments or year-to-date investment purchases over the average of the total investments at fair value.

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and, to a lesser extent, debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280